Exhibit 99.1

Guidewire Software Announces Second Quarter Fiscal 2015 Financial Results

Foster City, CA - March 2, 2015 - Guidewire Software, Inc. (NYSE: GWRE), a provider of software products for property and casualty insurers, today announced its financial results for the fiscal quarter ended January 31, 2015.

“Our second quarter results exceeded our expectations for both revenue and profitability, reflecting InsuranceSuite momentum with both existing and new customers,” said Marcus Ryu, chief executive officer, Guidewire Software. “We continue to benefit from the P&C industry's demand for business transformation predicated on a combination of legacy system replacement and adoption of new technologies for data management and digital interaction with their sales channels and end customers. We also continue to benefit from strong engagement with our global system integrators. While this element of our strategy is impacting the growth of our services revenue as planned, the SIs bring market validation and implementation scale to our growing customer base.”

Ryu continued, “We are also pleased with our engineering investments to support this demand and to widen our differentiation from competitors. For example, during the quarter, Gartner positioned Guidewire as a 'Leader' in their first ever Magic Quadrant for Property and Casualty Insurance Policy Management Modules in North America. This recognition complements our leadership position with InsuranceSuite and advances our goal of becoming the pre-eminent software provider to the global P&C industry.”

“On a personal note, Karen Blasing, our chief financial officer, has announced her retirement. She has been a tremendous asset to Guidewire and deserves significant credit for our growth and maturation over the last five years. Richard Hart, who was one of the lead bankers in our 2012 IPO, will be replacing Karen. I am very confident that Richard will be a great addition to our leadership team,” said Ryu.

Blasing will be succeeded by Hart and will remain with the company for the next several months to ensure a smooth transition of responsibilities. Hart previously spent 14 years at Deutsche Bank, where he was a managing director.

Second Quarter Fiscal 2015 Financial Highlights

Revenue

•
License revenue for the second quarter of fiscal 2015 was $43.6 million, an increase of 24% from the comparable period in fiscal 2014. Maintenance revenue was $12.2 million, up 23%, and Services revenue was $33.6 million, a decrease of 12%. Total revenue was $89.4 million, an increase of 7%.

•
License revenue for the six month period of fiscal 2015 was $72.5 million, an increase of 34% from the comparable period in fiscal 2014. Maintenance revenue was $24.7 million, up 26%, and Services revenue was $72.0 million, a decrease of 6%. Total revenue was $169.2 million, an increase of 13%.

•	Rolling four-quarter recurring term license and maintenance revenue was $204.6 million, an increase of 33%.

Profitability

•	GAAP operating income was $3.3 million for the second quarter of fiscal 2015, compared with $4.5 million in the comparable period in fiscal 2014.

•	Non-GAAP operating income was $17.2 million for the second quarter of fiscal 2015, compared with $17.0 million in the comparable period in fiscal 2014.

•
GAAP net income was $4.0 million for the second quarter of fiscal 2015, compared with $3.3 million for the comparable period in fiscal 2014. GAAP net income per share was $0.06, based on diluted weighted average shares outstanding of 72.1 million, compared with $0.05 for the comparable period in fiscal 2014, based on diluted weighted average shares outstanding of 70.9 million.

•
Non-GAAP net income was $12.5 million for the second quarter of fiscal 2015, compared with $11.6 million in the comparable period in fiscal 2014. Non-GAAP net income per diluted share was $0.17, based on diluted weighted average shares outstanding of 72.1 million, compared with $0.16 in the comparable period in fiscal 2014, based on diluted weighted average shares outstanding of 70.9 million.

Balance Sheet

•
The Company had $627.2 million in cash, cash equivalents and investments at January 31, 2015, compared with $647.8 million at July 31, 2014. The Company had $9.6 million in cash flow provided by operations in the second quarter of fiscal 2015, compared with cash flow from operations of $20.3 million in the comparable period in fiscal 2014.

Business Outlook
Guidewire is issuing the following outlook for the third quarter and fiscal 2015, based on current expectations:

(in $ millions, except per share outlook)	Third Quarter Fiscal 2015	Full Year Fiscal 2015
Revenue	76.5-84.0	362.7-378.4
License revenue	30.4-34.9	170.3-180.0
Maintenance revenue	11.1-12.1	48.4-50.4
Services revenue	35.0-37.0	144.0-148.0
GAAP operating income/(loss)	(11.5)-(7.5)	0.4-8.4
Non-GAAP operating income	2.3-6.3	54.8-62.8
GAAP net income/(loss)	(6.5)-(4.2)	0.4-4.9
Per share	(0.09)-(0.06)	0.01-0.07
Non-GAAP net income	1.5-4.2	36.6-41.9
Per share	0.02-0.06	0.51-0.58
Non-GAAP operating income and non-GAAP net income in the table above excludes stock-based compensation expense of $13.4 million and amortization of intangible assets of $0.4 million in the third quarter of fiscal 2015, and $53.0 million and $1.4 million, respectively, for the full year fiscal 2015. GAAP effective tax rate is expected to be approximately 44% and non-GAAP effective tax rate is expected to be approximately 34% for both the third quarter and fiscal 2015.
Conference Call Information

What:	Guidewire Software second quarter fiscal 2015 financial results conference call

When:	Monday, March 2, 2015

Time:	2:00 p.m. PT (5:00 p.m. ET)

Live Call:	(888) 215-7015, domestic
(913) 981-5550, international
Conference ID: 2027616

Replay:	(877) 870-5176, domestic
(858) 384-5517, international
Conference ID: 2027616

Webcast:	http://ir.guidewire.com (live and replay)

The webcast will be archived on Guidewire’s website for a period of three months.

Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: Non-GAAP operating income, Non-GAAP net income, Non-GAAP earnings per share and Non-GAAP effective tax rate.
Guidewire believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Guidewire’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation and for budgeting and planning purposes. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. Guidewire urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.
Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.
About Guidewire Software
Guidewire builds software products that help Property/Casualty insurers replace their legacy core systems and transform their business. Designed to be flexible and scalable, Guidewire products enable insurers to deliver excellent service, increase market share and lower operating costs. Guidewire InsuranceSuite™ provides the core systems used by insurers as operational systems of record. Additional products provide support for data management, business intelligence, anytime/anywhere access and guidance and monitoring. More than 180 Property/Casualty insurers around the world have selected Guidewire. For more information, please visit www.guidewire.com. Follow us on twitter: @Guidewire_PandC.
NOTE: Guidewire, Guidewire Software, Guidewire ClaimCenter, Guidewire PolicyCenter, and Guidewire BillingCenter are registered trademarks of Guidewire Software, Inc. in the United States and/or other countries.

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook, market positioning, and future investments. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire’s control. Guidewire’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Guidewire’s most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the market for our software may develop more slowly than expected or than it has in the past; quarterly and annual operating results may fluctuate more than expected; seasonal and other variations related to our revenue recognition may cause significant fluctuations in our results of operations and cash flows; our reliance on sales to and renewals from a relatively small number of large customers for a substantial portion of our revenues; our services revenues produce lower gross margins than our license and maintenance revenues; assertions by third parties that we violate their intellectual property rights could substantially harm our business; we face intense competition in our market; weakened global economic conditions may adversely affect the P&C insurance industry including the rate of information technology spending; our product development and sales cycles are lengthy; the risk of losing key employees; changes in foreign exchange rates; general political or destabilizing events, including war, conflict or acts of terrorism; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Guidewire’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire’s views as of any date subsequent to the date of this press release.
Media Contact:
Diana Stott
Guidewire Software, Inc.
(650) 356-4941
dstott@guidewire.com

Investor Contact:

Garo Toomajanian
ICR, LLC
(650) 357-5282
ir@guidewire.com

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	January 31, 2015	July 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$125,224	$148,101
Short-term investments	420,161	296,231
Accounts receivable	61,797	49,839
Deferred tax assets, current	12,056	11,431
Prepaid expenses and other current assets	9,279	10,828
Total current assets	628,517	516,430
Long-term investments	81,779	203,449
Property and equipment, net	12,372	12,607
Intangible assets, net	4,719	5,439
Deferred tax assets, noncurrent	11,504	8,681
Goodwill	9,205	9,205
Other assets	924	1,416
TOTAL ASSETS	$749,020	$757,227
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,008	$7,030
Accrued employee compensation	20,875	34,912
Deferred revenues, current	51,181	48,937
Other current liabilities	5,085	4,507
Total current liabilities	84,149	95,386
Deferred revenues, noncurrent	1,290	6,395
Other liabilities	4,510	4,760
Total liabilities	89,949	106,541
STOCKHOLDERS’ EQUITY:
Common stock	7	7
Additional paid-in capital	640,573	629,076
Accumulated other comprehensive loss	(5,458)	(1,367)
Retained earnings	23,949	22,970
Total stockholders’ equity	659,071	650,686
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$749,020	$757,227

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share and per share data)

	Three Months Ended January 31,		Six Months Ended January 31,
	2015	2014	2015	2014
Revenues:
License	$43,655	$35,215	$72,475	$54,085
Maintenance	12,163	9,890	24,683	19,529
Services	33,628	38,370	72,022	76,390
Total revenues	89,446	83,475	169,180	150,004
Cost of revenues: (1) (2)
License	1,145	1,593	2,227	2,439
Maintenance	2,271	1,902	4,513	3,684
Services	30,664	32,672	63,111	67,901
Total cost of revenues	34,080	36,167	69,851	74,024
Gross profit:
License	42,510	33,622	70,248	51,646
Maintenance	9,892	7,988	20,170	15,845
Services	2,964	5,698	8,911	8,489
Total gross profit	55,366	47,308	99,329	75,980
Operating expenses: (1) (2)
Research and development	22,282	17,525	42,592	35,052
Sales and marketing	20,176	17,278	37,705	32,951
General and administrative	9,573	8,024	19,335	16,123
Total operating expenses	52,031	42,827	99,632	84,126
Income (loss) from operations	3,335	4,481	(303)	(8,146)
Interest income, net	495	346	1,007	504
Other income (expense), net	(861)	(58)	(1,344)	57
Income (loss) before income taxes (1)	2,969	4,769	(640)	(7,585)
Provision for (benefit from) income taxes (1)	(1,007)	1,437	(1,619)	(4,462)
Net income (loss)(1)	$3,976	$3,332	$979	$(3,123)
Net income (loss) per share: (1)
Basic	$0.06	$0.05	$0.01	$(0.05)
Diluted	$0.06	$0.05	$0.01	$(0.05)
Shares used in computing net income (loss) per share: (1)
Basic	69,883,622	67,360,775	69,600,161	63,005,064
Diluted	72,056,861	70,904,255	71,914,972	63,005,064
(1) See Note 2 “Change in Accounting Policy - Stock-Based Compensation” of Notes to Consolidated Financial Statements for the fiscal year ended July 31, 2014 included in the Company’s Annual Report on Form 10-K.

(2) Amounts include stock-based compensation expense as follows:

	Three Months Ended January 31,		Six Months Ended January 31,
	2015	2014	2015	2014
	(unaudited, in thousands)
Stock-based compensation expenses: (1)
Cost of license revenue	$55	$51	$104	$96
Cost of maintenance revenues	309	201	586	361
Cost of services revenues	3,878	3,120	7,391	5,834
Research and development	2,662	2,402	4,805	4,397
Marketing and sales	3,442	3,790	6,429	5,849
General and administrative	3,152	2,575	6,171	4,788
Total stock-based compensation expenses	$13,498	$12,139	$25,486	$21,325
(1) See Note 2 “Change in Accounting Policy - Stock-Based Compensation” of Notes to Consolidated Financial Statements for the fiscal year ended July 31, 2014 included in the Company’s Annual Report on Form 10-K.

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended January 31,		Six Months Ended January 31,
	2015	2014	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income(loss) (1)	$3,976	$3,332	$979	$(3,123)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,848	1,617	3,621	3,208
Stock-based compensation (1)	13,498	12,139	25,486	21,325
Excess tax benefit from exercise of stock options and vesting of RSUs	—	(157)	—	(289)
Deferred tax assets (1)	(2,504)	231	(3,459)	(5,936)
Other noncash items affecting net loss	1,470	823	2,884	1,139
Changes in operating assets and liabilities:
Accounts receivable	(22,268)	(9,908)	(12,775)	(16,118)
Prepaid expenses and other assets	2,541	(232)	1,727	1,103
Accounts payable	730	(1,327)	817	(443)
Accrued employee compensation	4,017	4,920	(13,215)	(4,937)
Other liabilities	447	614	457	(685)
Deferred revenues	5,860	8,260	(2,455)	10,485
Net cash provided by operating activities	9,615	20,312	4,067	5,729
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(123,111)	(310,944)	(236,841)	(354,101)
Sales and maturities of available-for-sale securities	129,356	79,126	231,895	110,228
Purchase of property and equipment	(2,402)	(1,375)	(3,651)	(2,581)
Acquisition, net of cash acquired	—	—	—	(95)
Net cash provided by (used in) investing activities	3,843	(233,193)	(8,597)	(246,549)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock upon exercise of stock options	2,414	2,080	3,859	4,143
Taxes remitted on RSU awards vested	(9,278)	(7,896)	(17,848)	(15,198)
Proceeds from issuance of common stock in connection with stock offerings, net of underwriting discounts and commission	—	—	—	389,949
Costs paid in connection with stock offerings	—	(303)	—	(410)
Excess tax benefit from exercise of stock options and vesting of RSUs	—	157	—	289
Net cash provided by (used in) financing activities	(6,864)	(5,962)	(13,989)	378,773
Effect of foreign exchange rate changes on cash and cash equivalents	(2,880)	(673)	(4,358)	(91)
NET CHANGE IN CASH AND CASH EQUIVALENTS	3,714	(219,516)	(22,877)	137,862
CASH AND CASH EQUIVALENTS—Beginning of period	121,510	437,145	148,101	79,767
CASH AND CASH EQUIVALENTS—End of period	$125,224	$217,629	$125,224	$217,629
(1) See Note 2 “Change in Accounting Policy - Stock-Based Compensation” of Notes to Consolidated Financial Statements for the fiscal year ended July 31, 2014 included in the Company’s Annual Report on Form 10-K.

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited, in thousands)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the periods indicated below:
	Three Months Ended January 31,		Six Months Ended January 31,
Income (loss) from operations reconciliation: (1)	2015	2014	2015	2014
GAAP net income (loss) from operations	$3,335	$4,481	$(303)	$(8,146)
Non-GAAP adjustments:
Stock-based compensation (2)	13,498	12,139	25,486	21,325
Amortization of intangibles (2)	360	360	720	720
Non-GAAP net income from operations	$17,193	$16,980	$25,903	$13,899

Net income (loss) reconciliation: (1)
GAAP net income (loss)	$3,976	$3,332	$979	$(3,123)
Non-GAAP adjustments:
Stock-based compensation (2)	13,498	12,139	25,486	21,325
Amortization of intangibles (2)	360	360	720	720
Tax effect on non-GAAP adjustments (3)	(5,384)	(4,265)	(9,070)	(9,311)
Non-GAAP net income	$12,450	$11,566	$18,115	$9,611

	Three Months Ended January 31,				Six Months Ended January 31,
	2015		2014		2015		2014
Tax provision (benefits) reconciliation:
GAAP tax provision (benefits)	$(1,007)	(34)%	$1,437	30%	$(1,619)	253%	$(4,462)	59%
Non-GAAP adjustments:
Stock-based compensation	4,432		3,933		8,563		6,921
Amortization of intangibles	118		117		242		234
ISO deduction	139		83		216		370
Tax effect on GAAP profit before taxes due to different tax rates between GAAP and non-GAAP	695		132		49		1,786
Non-GAAP tax provision	$4,377	26%	$5,702	33%	$7,451	29%	$4,849	34%

(1) See Note 2 “Change in Accounting Policy - Stock-Based Compensation” of Notes to Consolidated Financial Statements for the fiscal year ended July 31, 2014 included in the Company’s Annual Report on Form 10-K.
(2) Adjustments relate to amortization of acquired intangibles and stock-based compensation recognized during the period for GAAP purposes.
(3) Adjustment reflects the tax benefit resulting from all non-GAAP adjustments.

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited, in thousands except share and per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the periods indicated below:
	Three Months Ended January 31,		Six Months Ended January 31,
Earnings per share reconciliation: (1)	2015	2014	2015	2014
GAAP earnings per share - Diluted	$0.06	$0.05	$0.01	$(0.05)
Amortization of intangibles acquired in business combinations	—	—	0.01	0.01
Stock-based compensation	0.18	0.17	0.35	0.32
Less tax benefit of non GAAP items	(0.07)	(0.06)	(0.12)	(0.14)
Non-GAAP dilutive shares excluded from GAAP EPS calculation (2)	—	—	—	—
Non-GAAP earnings per share - Diluted	$0.17	$0.16	$0.25	$0.14
(1) See Note 2 “Change in Accounting Policy - Stock-Based Compensation” of Notes to Consolidated Financial Statements for the fiscal year ended July 31, 2014 included in the Company’s Annual Report on Form 10-K.

(2) Due to the occurrence of a net loss on a GAAP basis, potentially dilutive securities were excluded from the calculation of GAAP earnings per share, as they would have an anti-dilutive effect. However, as net income was earned on a Non-GAAP basis, these shares have a dilutive effect on Non-GAAP earnings per share and are included here.

	Three Months Ended January 31,		Six Months Ended January 31,
Shares used in computing non-GAAP per share amounts: (1)	2015	2014	2015	2014
Weighted average shares - Diluted	72,056,861	70,904,255	71,914,972	63,005,064
Non-GAAP dilutive shares excluded from GAAP EPS calculation (2)	—	—	—	3,822,087
Pro forma weighted average shares - Diluted	72,056,861	70,904,255	71,914,972	66,827,151
(1) See Note 2 “Change in Accounting Policy - Stock-Based Compensation” of Notes to Consolidated Financial Statements for the fiscal year ended July 31, 2014 included in the Company’s Annual Report on Form 10-K.

(2) Due to the occurrence of a net loss on a GAAP basis, potentially dilutive securities were excluded from the calculation of GAAP earnings per share, as they would have an anti-dilutive effect. However, as net income was earned on a Non-GAAP basis, these shares have a dilutive effect on Non-GAAP earnings per share and are included here.